SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 BMC Fund, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|X|   No Fee Required

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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

                                 BMC FUND, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 29, 2000

      NOTICE IS HEREBY GIVEN THAT the annual meeting of shareholders of BMC Fund, Inc. (the "Corporation") will be held on Saturday, July 29, 2000, at 9:30 a.m., at Hound Ears Club, Blowing Rock, North Carolina (telephone:
828-963-4321), for the following purposes:

            1. To elect 12 directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

            2. To approve an amendment to the Corporation's Investment Advisory Agreement with IBJ Whitehall Bank & Trust Company to adjust the advisory fee rate.

            3. To approve an amendment to the Corporation's Investment Advisory Agreement with IBJ Whitehall Bank & Trust Company to remove the limitation on the maximum amount of assets IBJ Whitehall is authorized to manage.

            4. To ratify or reject the selection by the Board of Directors of the firm of Deloitte & Touche as the Corporation's auditor.

            5. To transact such other business as may properly come before the meeting.

      Only shareholders of record as of the close of business on June 21, 2000 are entitled to notice of, and to vote at, the meeting.

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON.

July 10, 2000                          By Order of the Board of Directors


                                       Paul H. Broyhill
                                       Chairman of the Board

                                 BMC FUND, INC.
                                  Golfview Park
                          Lenoir, North Carolina 28645
                             (Tel.: (828) 758-6102)

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 29, 2000

      This proxy statement is furnished in connection with the solicitation by BMC Fund, Inc. (the "Corporation") of proxies for use at the annual meeting of shareholders to be held at Hound Ears Club, Blowing Rock, North Carolina, on Saturday, July 29, 2000, at 9:30 a.m., and at any and all adjournments thereof, for the purpose of considering and acting upon the matters specified in the accompanying notice of the meeting and detailed below. The Corporation is soliciting such proxies by mail on behalf of its Board of Directors and is bearing the expenses of the solicitation. This proxy statement and the enclosed proxy form are first being sent to shareholders on or about July 10, 2000

      The Board of Directors has fixed the close of business on June 21, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On the record date, 4,933,281 shares of Common Stock of the Corporation were issued and outstanding, each share being entitled to one vote. Information concerning beneficial ownership of Common Stock by principal shareholders and by the management of the Corporation is set forth below. See "Principal Shareholders" and "Election of Directors."

      Shares represented by proxies will be voted by the proxy agents named therein unless such proxies are revoked. The proxy agents will vote the proxies that they hold in accordance with the choices specified by the person giving the proxy. If the enclosed proxy reflects no specification but is properly signed, the proxy agents will vote the shares represented thereby for the election of the slate of nominees listed on the proxy and in favor of the other proposals described in this proxy statement.

      Any shareholder who submits the accompanying proxy has the right to revoke it by notifying the Secretary of the Corporation in writing at any time prior to the voting of the proxy. A proxy is suspended if the person giving the proxy attends the meeting and elects to vote in person.

      A majority of votes entitled to be cast on a particular matter, represented in person or by proxy, constitutes a quorum for purposes of matters to be considered at the annual meeting. Once a share is represented for any purpose at a meeting, it is considered present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is set for the adjourned meeting). Shares which are withheld as to voting with respect to one or more nominees for director and abstentions are counted in determining the existence of a quorum.

      The Board of Directors is not aware of any business to come before the meeting other than the matters described in the accompanying notice of the meeting. If any other matters of business are properly presented at the meeting, however, the proxy agents will vote upon such matters in accordance with their best judgment.

                              ELECTION OF DIRECTORS

      The bylaws of the Corporation provide that the number of directors of the Corporation shall be not less than three nor more than 17. Unless contrary action is specified by a shareholder on the enclosed proxy, the proxy agents named in the proxy intend to vote the proxies received by them for the election of the 12 nominees listed below, who, if elected, will hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Information about the nominees' beneficial ownership of the Corporation's Common Stock as of June 21, 2000 is set forth in the following table, and information about their business experience is set forth in the paragraphs that follow the table.

                                                              Amount and Nature of Beneficial
                                                                   Ownership of Common Stock
                                                ------------------------------------------------------------
                                                                                                 Percent of
                                                          Voting and                            Outstanding
                                                       Investment Power                         Common Stock
                                                       ----------------                         ------------

Name and Age                                       Sole             Shared
------------                                       ----             ------
E. D. Beach (75)*                                   300             87,043(1)                       1.8%

James T. Broyhill (72)*                                        See "Principal Shareholders"

Paul H. Broyhill (76)*                                         See "Principal Shareholders"

William E. Cooper (78)                            3,240                  0                           (2)

Lawrence Z. Crockett (71)                           200                  0                           (2)

Willard A. Gortner (74)                         166,469            691,653                         17.4%

Allene B. Heilman (78)*                                        See "Principal Shareholders"

Harry Heltzer (88)                                  200              6,060                           (2)

                                                              Amount and Nature of Beneficial
                                                                   Ownership of Common Stock
                                                ------------------------------------------------------------
                                                                                                 Percent of
                                                          Voting and                            Outstanding
                                                       Investment Power                         Common Stock
                                                       ----------------                         ------------

Name and Age                                       Sole             Shared
------------                                       ----             ------
Gene A. Hoots (61)                                   25                  0                           (2)

Michael Landry (54)                                  25                 --                           (2)

L. Glenn Orr, Jr. (60)                               --                 --                           (2)

Dolph W. von Arx* (65)                               25                 --                           (2)

All directors, nominees for director and
executive officers as a group (13 persons)    1,744,141          1,030,980                         56.3%

----------
* Interested person of the Corporation as defined in the Investment Company Act of 1940.

(1) See note (2) to the table beneath the heading "Principal Shareholders" elsewhere in this Proxy Statement.

(2) Total shares represent less than 1.0% of the Corporation's outstanding Common Stock.

      Mr. E. D. Beach, a Certified Public Accountant, retired in February 1986 as Vice President and Vice Chairman of the Board of Broyhill Furniture Industries, Inc. ("BFI"), which he had served in an executive capacity for over 10 years. He is President of the Corporation and has served as a director from 1976 until March 1981 and from April 1981 until the present. He is a director and holds executive positions with Broyhill Industries, Inc. and P. B. Realty, Inc., the Corporation's two wholly owned subsidiaries, and with Broyhill Investments, Inc. ("Broyhill Investments"), an affiliate of the Corporation. During the year Mr. Beach was a director or trustee of 36 funds, all of which are registered investment companies, sponsored by Prudential Securities, Inc. or its affiliates. Under their mandatory age retirement policy, Mr. Beach retired on December 31, 1999 but is now a consultant to the independent directors and trustees of the Prudential Funds. He also serves on the Southern Advisory Board of FM Global Insurance Company. Mr. Beach is an interested person of the Corporation by virtue of his serving as President of the Corporation.

      Mr. James T. Broyhill served as the Secretary of the North Carolina Department of Economic and Community Development from February 10, 1989 until March 31, 1991. From January 1984 to February 1989, Mr. Broyhill served as Chairman of The North Carolina Economic Development Board. Mr. Broyhill was a United States Senator for North Carolina from his appointment in July

1986 until November 1986. Prior to serving as United States Senator, Mr. Broyhill served North Carolina as a Representative in the United States House of Representatives for over 23 years. Mr. Broyhill is an interested person of the Corporation by virtue of his beneficial ownership of more than five percent of the Corporation's Common Stock. See "Principal Shareholders."

      Mr. Paul H. Broyhill served BFI as President until 1980, Chief Executive Officer until 1984 and Chairman of the Board until 1986. He resigned as Vice President and a director of BFI's parent company, Interco Incorporated, effective December 31, 1985. He has been Chief Executive Officer and Chairman of the Board of Directors of the Corporation since 1976 and is Chairman and a director of the Corporation's two wholly owned subsidiaries. He is also Chairman and a director of Broyhill Investments, an affiliate of the Corporation. Mr. Broyhill is a trustee of Mackenzie Series Trust and Ivy Funds and a director of Mackenzie Funds, Inc., all of which are registered investment companies. He serves as a member of the audit committee of these funds. Mr. Broyhill is an interested person of the Corporation by virtue of his serving as Chief Executive Officer of the Corporation and his beneficial ownership of more than five percent of the Corporation's Common Stock. See "Principal Shareholders."

      Mr. William E. Cooper was associated with Dallas Market Center Company (a wholesale merchandise mart in Dallas, Texas) for 25 years. He served that company during its development in various executive capacities starting as Vice President and General Manager in 1958, and was Chairman of the Board of Directors and Chief Executive Officer prior to his retirement in 1983, when he was voted Chairman Emeritus. He continued to serve on the Board of Dallas Market Center Company. Concurrently, Mr. Cooper served as President or Chairman of the World Trade Center Company, Houston Decorative Center and Dallas Market Center Development Company. He is past Chairman of the Dallas/Fort Worth International Airport Board. Mr. Cooper is very active in many Dallas civic organizations.

      Mr. Lawrence Z. Crockett was, until 1978, a Director and the Chief Executive Officer of Mortgage Corporation of the South, a subsidiary of Bank of Boston. His career spanned over 25 years in the mortgage banking industry, and subsequent to 1978 he has been an investor in and developer of various entrepreneurial activities mostly involved in real estate.

      Mr. Willard A. Gortner served as a Vice President--Sales Division of Smith Barney, Harris Upham & Co., Inc., prior to his taking medical leave in May 1981 and his retirement in 1982. He has served the Corporation as a director from 1976 until March 1981 and from April 1981 until the present. Mr. Gortner is an interested person of the Corporation by virtue of his marriage to Satie E. Gortner, who beneficially owns more than five percent of the Corporation's Common Stock. See "Principal Shareholders."

      Mrs. Allene B. Heilman, a principal shareholder of the Corporation, was married to W. E. Stevens, Jr., who was a director of the Corporation until his death in June 1983. She is an interested person of the Corporation by virtue of her beneficial ownership of more than five percent of the Corporation's Common Stock. See "Principal Shareholders."

      Mr. Harry Heltzer is a former President, Chief Executive Officer and Chairman of the Board of Minnesota Mining & Manufacturing Co., which he served in executive capacities for many years until his retirement in 1975.

      Mr. Gene A. Hoots is a principal in CornerCap Investment Counsel ("CornerCap"), a registered investment adviser serving private and pension fund clients. CornerCap is an investment adviser to Broyhill Family Foundation, Inc. (the "Foundation"), a nonprofit corporation affiliated with Paul H. Broyhill and members of his family. CornerCap receives annual advisory fees from the Foundation in an amount not exceeding 1% of the value of the Foundation assets managed by CornerCap. From 1986 until June 1988, Mr. Hoots was Vice President of Reich & Tang, Inc., a New York investment counseling firm serving private pension funds, university endowments and individuals. Prior to joining that firm, Mr. Hoots was employed by RJR Nabisco, Inc., where for several years he was responsible for monitoring the investment of that company's pension and employee savings fund assets and was involved in other investment activities.

      Mr. Michael G. Landry is currently the managing partner of Lyford Asset Management ("LAM"), which he founded in 1999. From 1987 to 1999, Mr. Landry was the chief executive officer of Mackenzie Investment Management, Inc. ("MIMI") and chairman of the board of the Ivy Funds, a mutual fund group operated and managed by MIMI. During this period, Mr. Landry also served as an executive vice president of MIMI's Canadian-based parent, Mackenzie Financial Corporation. From 1982 to 1987, Mr. Landry was a senior executive of the Templeton Group. At the time of his departure, he was a senior vice president and portfolio manager of Templeton Investment Counsel, Inc. Concurrently, he was a vice president and Manager of International Development for the holding company, Templeton, Galbraith and Hansberger. Mr. Landry began his career in the investment business at MD Management Limited in Ottawa, Canada, where he was a vice president and a senior marketing executive.

      Mr. L. Glenn Orr, Jr. is Managing Director of The Orr Group, an investment banking firm. A thirty year veteran of the banking industry, he is Chairman Emeritus and former Chairman, CEO and President of BB&T Corporation, formerly Southern National Corporation, which he served in various capacities beginning in 1982. In addition to his tenure at Southern National, he served as President and CEO of Forsyth Bank & Trust Co. in Winston-Salem, NC; President of Community Bank in Greenville, SC; and Vice President of Wachovia Bank, N.A., in Winston-Salem, NC. In addition, Mr. Orr serves on the Board of Directors of Highwoods Properties, Polymer Group and Village Tavern, Inc. He is a graduate of Wofford College and the University of South Carolina.

      Mr. Dolph W. von Arx is the former chairman, president and chief executive officer of Planters LifeSavers Company. He retired in 1991 from this position after 33 years in the consumer products business. Mr. von Arx joined R.J. Reynolds Tobacco Company in December 1987 as president and chief executive officer. He became president of Planters LifeSavers in December 1988. Mr. von Arx is a former member of the Reynolds Tobacco and Planters LifeSavers boards of directors. Prior to joining the RJR organization, Mr. von Arx was executive vice president of Thomas J. Lipton, Inc.'s general management group and a member of its board of directors and executive committee. Mr. von Arx is chairman of Isolux America and a member of the boards of directors of Ruby Tuesday, Inc., International Multifoods, Mackenzie Investment Management, Inc., Northern Trust of Florida Corporation and Cree Research, Inc. By virtue of his ownership of shares of Northern Trust Corporation (the parent company of The Northern Trust Company, which is an investment advisor to the Corporation), Mr. von Arx is an interested person of the Corporation.

      Mr. Orr was elected as a director for the first time at the 1999 annual meeting. Messrs. von Arx and Landry were elected to the Board of Directors in August 1993. Gene A. Hoots was elected to the Board of Directors in October 1987. Allene B. Heilman and Lawrence Z. Crockett were elected as directors in October 1983. E. D. Beach, William E. Cooper, Willard A. Gortner and Harry Heltzer were elected to the Board of Directors in April 1981 (Messrs. Beach and Gortner having first been elected to the Board in 1976 and having resigned in March 1981). The remaining nominees have served on the Board of Directors continuously since 1976.

      Paul and James Broyhill and Allene B. Heilman are the children of J. E. Broyhill, a principal shareholder of the Corporation until his death on July 1, 1988. Mr. Gortner is their brother-in-law, by virtue of his marriage to Satie E. Gortner, who is also a daughter of Mr. J. E. Broyhill and a principal shareholder of the Corporation.

      It is not anticipated that any of the nominees will be unable or unwilling to serve; but, if that should occur, the proxies shall be voted for a replacement nominee designated by the present Board of Directors or the number of directors to be elected shall be reduced.

      The corporation laws of North Carolina, under which the Corporation is incorporated, provide that shareholders of a company, such as the Corporation, incorporated before July 7, 1957, under a charter not granting the right of cumulative voting and which has at the time of the election of directors one shareholder who owns or controls more than 25% of the company's voting stock shall have the right to cumulate their votes for directors. Paul H. Broyhill may be deemed to control more than 25% of such voting shares, and therefore the Corporation intends to make cumulative voting for directors available to shareholders of the Corporation at the meeting.

      Under cumulative voting, every shareholder entitled to vote in the election of directors shall have the right to vote, in person or by proxy, the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one nominee as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such nominees. The proxy agents named in the accompanying proxy also shall have the right in their discretion to cumulate votes represented by the proxies that they hold, and to cast such cumulated votes for less than all of the nominees, provided that such agents in no event shall cast a vote for a nominee with regard to whom authority to vote has been withheld by the person giving the proxy.

      Under the laws of North Carolina, the persons receiving a plurality of the votes cast by the shares entitled to vote will be elected as directors. The Board of Directors recommends a vote FOR the entire slate of nominees set forth above.

                        ADMINISTRATION OF THE CORPORATION

      Administration of the Corporation is primarily the responsibility of the Corporation's Chairman and Chief Executive Officer, Paul H. Broyhill, and its President, E. D. Beach. The Corporation's portfolio is managed primarily by such officers, under the supervision of the Board of Directors. The Corporation has investment advisory agreements with four investment advisers, IBJ Whitehall Bank & Trust Company ("IBJ Whitehall"), W.H. Reaves & Co., Inc. ("Reaves"), The Northern Trust Company, N.A. ("Northern Trust"), and Wellington Management Company, LLP ("Wellington"). These four advisers are responsible for managing a total of approximately $58,417,709 of the Corporation's assets. The shareholders of the Corporation approved the agreements with IBJ Whitehall and Reaves in 1986 and 1990, respectively, and with Northern Trust and Wellington in 1999. The Board of Directors, including a majority of the directors who are not interested persons of the Corporation, has approved such agreements annually since such shareholder approval was obtained. IBJ Whitehall is located at One State Street, New York, New York 10004, Reaves is located at 10 Exchange Place, Jersey City, New Jersey 07032, Northern Trust is located at 50 South LaSalle Street, Chicago, Illinois 60675, and Wellington is located at 75 State Street, Boston, Massachusetts 02109.

      The Custodian of the Corporation's portfolio securities is First Union National Bank of North Carolina, Charlotte, North Carolina, pursuant to an Amended and Restated Custodian Agreement dated as of December 31, 1986.

                   AMENDMENTS TO INVESTMENT ADVISORY AGREEMENT

      The Corporation is a party to an Investment Advisory Agreement (the "Agreement"), with IBJ Whitehall & Trust Company. The Corporation and IBJ Whitehall entered into the Agreement as of October 30, 1986, and the Board has renewed it annually thereafter. The shareholders of the Corporation last considered the Agreement in 1993, when they approved an amendment that increased the maximum amount of the Corporation's assets that IBJ Whitehall is authorized to manage from $10,000,000 to $20,000,000. The shareholders also approved an amendment that changed how the advisory fee is calculated (though such amendment did not affect the advisory fee rate).

Adjustment in Advisory Fee Rate

      Section 8 of the Agreement provides that, for the services to be rendered by the Advisor as provided in the Agreement, the Corporation shall pay to the Advisor a quarterly fee, which shall be the product of the closing market value of the assets under management on the last day of the proceeding fiscal quarter (the ending Closing Value") multiplied by the applicable advisory fee rates set forth below (the "Advisory Fee Rate"):

          Percentage                         Ending Closing Value
          ----------                         --------------------

          0.25% of the first                 $  500,000

          0.1875% of the next                $  500,000

          0.125% of the next                 $1,000,000

          0.1% of the next                   $2,000,000

          0.625% of the next                 $4,000,000

The Initial Advisory Fee Rate has remained unchanged since the inception of the Agreement (approximately 14 years ago). The Corporation paid IBJ Whitehall $68,215 in fees under the Agreement for the year ended March 31, 2000.

      IBJ Whitehall has proposed a new advisory fee schedule, as follows:

          Percentage                         Ending Closing Value
          ----------                         --------------------

          0.125% of the first                $10,000,000

          0.10% of amounts over              $10,000,000

      The proposed amendment would result in an increase in the management fees currently paid by the Corporation. To illustrate this increase, the following table shows in the left hand column the actual fees (as a percentage of average net assets) paid by the Corporation for the year ended March 31, 2000 and in the right hand column the fees the Corporation would have paid in such fiscal year had the proposed amendment been in effect.

                                                 Percentage of Net Assets
                                                 ------------------------
                                              Actual            Pro Forma(1)
                                              ------            ------------

      Annual Expenses

           Management Fees
               IBJ Whitehall Agreement         0.05%                0.07%
               Total Management Fees           0.14%                0.16%

                                                 Percentage of Net Assets
                                                 ------------------------
                                              Actual            Pro Forma(1)
                                              ------            ------------

      Other Expenses(2)
               IBJ Whitehall Agreement         0.00%                0.00%
               Total Other Expenses            0.27%                0.27%

           Total Annual Expenses
               Whitehall Agreement             0.05%                0.07%
               Total Annual Expenses ......    0.41%                0.43%

      ----------

      (1) After giving effect to the payment of advisory fees to IBJ Whitehall, assuming the proposed amendment to the advisory fee schedule had been in effect beginning April 1, 1999.

      (2)   Includes salaries, professional fees and other expenses.

      The difference between the actual fees paid to IBJ Whitehall for the fiscal year ended March 31, 2000 and the pro forma fees payable for such period is $32,129, and that amount represents 47.1% of the actual fees paid to IBJ Whitehall.

      The table set forth above and the following example are intended to assist the Corporation's shareholders in understanding the indirect effect of the fees payable under the Agreement, as proposed to be amended, on the shareholders' investment in the Corporation. To facilitate the shareholders' comparison of this fee structure with fee structures of other funds, the Securities and Exchange Commission requires the Corporation to assume a 5% annual return. The Corporation has interpreted "5% annual return" to mean growth in assets under management at a compounded annual rate of 5%. The information set forth above and below should not be considered to be a representation of past or future expenses, and actual expenses may be greater or less than those shown.

                                     Example

You would pay the following expenses on a $1,000 investment, assuming a 5% annual return:

                                      1 Year     3 Years     5 Years    10 Years
                                      ------     -------     -------    --------
      IBJ Whitehall Agreement......    $4.73      $14.90      $26.11     $59.43

      IBJ Whitehall sponsors and acts as adviser to four other registered investment companies. The name of each fund and total assets as of March 31, 2000 for each fund are as follows: Whitehall Growth Fund ($ 171,500,000), Whitehall Income Fund ($35,400,000), Whitehall Growth and Income Fund ($71,000,000) and Whitehall Money Market Fund ($22,900,000). The investment objective of the Whitehall Growth Fund is similar to the capital appreciation objective of the Corporation, although IBJ Whitehall's approach to investing the Corporation's assets is generally more conservative than with respect to the Whitehall Growth Fund. IBJ Whitehall has not waived, reduced or otherwise agreed to reduce its compensation under its advisory agreement with any of the foregoing funds.

      Management of the Corporation has reviewed IBJ Whitehall's regular fee schedule, the fee schedule applicable to its other advisers (Northern Trust, Reaves and Wellington) and data reflecting fees paid to other investment advisory firms. Based on this review, the management of the Corporation believes the proposed advisory fee rate is substantially below the rate charged by IBJ Whitehall for comparable clients and compares favorably with fees charged by other advisers, including fees charged by Northern Trust, Reaves and Wellington, and will enable the Corporation to obtain IBJ Whitehall's services on terms that are favorable to the Corporation. IBJ Whitehall has informed management of the Corporation that it will not continue to provide services to the Corporation under the existing Advisory Fee Rate.

      Management of the Corporation has reviewed the foregoing with each member of the Board, all of whom have consented to the submission of the amendment to the shareholders for their approval and have recommended that the shareholders approve the amendment. The Board will formally consider the amendment at a face-to-face meeting of the Board to be held prior to the annual meeting. If the Board, including a majority of the directors who are not interested persons of the Corporation, approve the amendment, it will be submitted to the shareholders at the annual meeting for their approval. If the Board rejects the amendment, or if a majority of the directors who are not interested persons fail to approve it, the amendment will not be submitted to the shareholders for their consideration at the annual meeting.

      In order for the proposed amendment to become effective, it must be approved by the holders of a majority of the shares of the Corporation's common stock entitled to vote. The Board of Directors recommends a vote FOR approval of the proposed amendment to the Advisory Fee Rate.

Removal of Limitation on Maximum Amount of Assets under Management

      Section 1 of the Agreement with IBJ Whitehall provides that the maximum amount of assets to be managed by IBJ Whitehall under the Agreement (the "Managed Assets Limitation") is $20,000,000. This amount had been increased from $10,000,000 pursuant to an amendment approved by shareholders in 1993. Appreciation in the assets under management so that their value exceeds $20,000,000 does not constitute a violation of the Managed Asset Limitation, provided the Corporation is not permitted to add to the amount under management so long as the value exceeds the limitation. As of March 31, 2000, IBJ Whitehall managed assets of the Corporation valued at $25,865,040.

      For the first five years of its existence, the Corporation managed its investment portfolio internally. In 1986, the Board of Directors decided to allocate a portion of its assets to external management, and the Corporation engaged J. Henry Schroder Bank & Trust Company (a predecessor of IBJ Whitehall) to serve as an investment adviser. The Board determined to allocate up to $10,000,000 of its assets to external management, and the Agreement reflected a Managed Assets Limitation in that amount. In 1993, after several years of experience with IBJ Whitehall and its predecessors, and having gained additional experience with external management through arrangements with other investment advisers, the Board adopted an amendment to the Agreement (approved by the shareholders) to increase the Managed Assets Limitation to $20,000,000. With the Corporation's experience in external management arrangements gained from its 14-year relationship with IBJ Whitehall and its predecessors, as well as from investment advisory arrangements with three other investment advisers, the Board believes the protection of the Corporation and its shareholders no longer requires the inclusion of a Managed Assets Limitation in the Agreement.

      Management of the Corporation has reviewed the foregoing with each member of the Board, all of whom have consented to the submission of the amendment to the shareholders for their approval and have recommended that the shareholders approve the amendment. The Board will formally consider the amendment at a face-to-face meeting of the Board to be held prior to the annual meeting. If the Board, including a majority of the directors who are not interested persons of the Corporation, approve the amendment, it will be submitted to the shareholders at the annual meeting for their approval. If the Board rejects the amendment, or if a majority of the directors who are not interested persons fail to approve it, the amendment will not be submitted to the shareholders for their consideration at the annual meeting.

      In order for the proposed amendment to become effective, it must be approved by the holders of a majority of the shares of the Corporation's common stock entitled to vote. The Board of Directors recommends a vote FOR approval of the proposed amendment to remove the Managed Assets Limitation.

Brokerage Commissions

      The Corporation paid brokerage commissions in the aggregate of $108,823 during the fiscal year ended March 31, 2000. Except with respect to brokerage commissions paid to Reaves, which is an affiliated person of the Corporation by virtue of its serving as an investment adviser to the Corporation, no brokerage commissions were paid to affiliated persons of the Corporation or to affiliated persons of such affiliated persons, or to any broker an affiliated person of which is an affiliated person of the Corporation or of Whitehall, Reaves, Northern Trust or Wellington. For the fiscal year ended March 31, 1999, the Corporation paid Reaves brokerage commissions in the aggregate amount of $23,000. For the fiscal year ended March 31, 2000, such amount represented 21% of the aggregate brokerage commissions paid by the Corporation to all brokers. The commissions charged by the Corporation's advisers for agency transactions using affiliated brokers are limited to the lesser of (i) 50% of the regular New York Stock Exchange rates, (ii) the maximum amount permissible pursuant to Section 17(e) of the Investment Company Act of 1940 or (iii) $.07 per share. In addition, the amounts paid to an adviser in commissions and fees (as described above) shall not exceed 2% of the average daily market value of the Corporation's assets under such adviser's management for the preceding fiscal year. Certain of the Corporation's advisers may pay higher commission rates than otherwise would be applicable in exchange for brokerage and research services in accordance with the Securities Exchange Act of 1934. In no event may an adviser pay a brokerage commission in excess of $0.07 per share.

Ownership and Management of IBJ Whitehall

      IBJ Whitehall is a wholly owned subsidiary of The Industrial Bank of Japan, Ltd., which is located at 3-3 Marunouchi 1-Chome, Chiyoda-Ku Tokyo, Japan. The name, address and principal occupation of each of IBJ Whitehall's principal executive officers and directors is attached hereto as Exhibit A.

                      RATIFICATION OR REJECTION OF AUDITOR

      The Board of Directors of the Corporation has selected the firm of Deloitte & Touche as the Corporation's auditor for the fiscal year beginning April 1, 2000, subject to ratification by shareholders. Deloitte & Touche served as the Corporation's auditor for the fiscal year ended March 31, 2000.

      Neither Deloitte & Touche nor any of its members has any direct or indirect financial interest in or any connection with the Corporation in any capacity other than as independent public accountants.

      A representative of Deloitte & Touche is expected to attend the meeting. Such representative will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

      In order for the Board's selection of Deloitte & Touche to be effective, the holders of a majority of the shares entitled to vote at the meeting must ratify such selection. The Board of Directors recommends a vote FOR the approval of such ratification.

                             PRINCIPAL SHAREHOLDERS

      The following table reflects information concerning those persons known to the Corporation to own beneficially 5% or more of the Corporation's Common Stock as of June 21, 2000:

                                                         Amount and Nature of Beneficial
                                                             Ownership of Common Stock
                                               -----------------------------------------------------

                                                  Voting and Investment Power           Percent of
                                               --------------------------------         Outstanding
Name and Age                                     Sole                  Shared           Common Stock
------------                                     ----                  ------           ------------
Paul H. Broyhill                               316,871(1)            206,208(2)             10.6%
135 Claron Place, S.E.
Lenoir, NC

James T. Broyhill                              785,788                96,212                17.9%
1930 Virginia Road
Winston-Salem, NC 27104

Satie E. Gortner                               661,877               122,493                15.9%
PH-1 4601 Gulf Shore Blvd. North
Naples, FL 33940-2215

Allene B. Heilman                              470,298                29,777                10.1%
941 Bay Esplanade
Clearwater, FL 34630

Broyhill Investments, Inc.                     316,871                     0                 6.4%
Golfview Park
Lenoir, NC  28645

Hibriten Investments of N.C., LLP (3)          977,964                     0                19.8%
800 Golfview Park
Lenoir, NC 28645

----------

(1) Includes 316,871 shares owned of record by Broyhill Investments, Inc., the voting stock of which is principally owned by Paul H. Broyhill and his immediate family. Does not include 977,964 shares owned by Hibriten Investments of N. C., LLP, which is controlled indirectly by Mr. Broyhill's wife and son. See note (3) below.

(2) Includes 85,043 shares owned of record by Broyhill Family Foundation, Inc., a non-profit corporation. By resolution of the Foundation trustees, E. D. Beach and Paul H. Broyhill control the voting and disposition of shares of the Corporation owned by the Foundation.

(3) The General Partner of Hibriten Investments of N. C., LLP is Hibriten Management of N.C., LLC. All the interests in Hibriten Management of N. C., LLC are owned by Faye A. Broyhill (Paul H. Broyhill's wife) and M. Hunt Broyhill (Paul H. Broyhill's son).

                                   MANAGEMENT

Executive Officers

      The executive officers of the Corporation are Paul H. Broyhill, age 76 (Chief Executive Officer), and E. D. Beach, age 75 (President, Secretary and Treasurer). Messrs. Broyhill and Beach have served in executive capacities with the Corporation and its predecessors for more than five years.

Compensation

      For the fiscal year ended March 31, 2000, the Corporation paid Paul H. Broyhill and E. D. Beach an annual salary of $18,800 and $50,000, respectively, for their services to the Corporation as executive officers. Directors other than those who are officers of the Corporation or who are related by blood or marriage to the Broyhill family are paid $3,000 per year, plus $1,000 per meeting attended, for service on the Board. Each such outside director is paid an additional $500 for each day of attending a committee meeting held other than on the date of a Board meeting. In addition, all directors are reimbursed for their reasonable expenses incurred in attending meetings.

      The following table sets forth the aggregate compensation from the Corporation for the fiscal year ended March 31, 2000 for Paul H. Broyhill and E.
D. Beach in their capacities as directors and executive officers and for each other director.

Name                                            Aggregate Compensation From Fund
----                                            --------------------------------

Paul H. Broyhill                                           $18,800

E. D. Beach                                                 50,000

James T. Broyhill                                               --

William E. Cooper                                            5,000

Lawrence Z. Crockett                                         6,000

Willard A. Gortner                                              --

Allene B. Heilman                                               --

Harry Heltzer                                                6,000

Gene A. Hoots                                                5,000

Michael G. Landry                                            5,000

L. Glenn Orr, Jr                                             4,250

Dolph W. von Arx                                             5,000

Certain Transactions

      The Corporation leases its executive offices from Broyhill Investments, Inc., a corporation controlled by Paul H. Broyhill and members of his family. The terms of the lease, which have been approved by the Corporation's Board of Directors, including those persons who are not interested persons of the Corporation, provide that the Corporation and its two wholly owned subsidiaries shall pay an annual rental of $18,000 to Broyhill Investments, Inc. during the term of the lease, which is now on a month to month basis.

                              CORPORATE GOVERNANCE

      The Board of Directors met three times during the fiscal year ended March 31, 2000. The Board of Directors has an Audit Committee, the members of which are William E. Cooper (Chairman), Lawrence Z. Crockett, Harry Heltzer, Gene Hoots, Michael Landry and L. Glenn Orr, Jr. No member of the Audit Committee is an "interested person" of the Corporation as defined in the Investment Company Act of 1940, and all members meet the independence requirements applicable to audit committee members of companies listed on the New York Stock Exchange. (The Exchange's requirements are not applicable to the Corporation.) The Audit Committee is responsible for evaluating the effectiveness and independence of the Corporation's independent auditors, inquiring into and considering the effectiveness of management's financial and accounting functions and its implementation of the auditors' recommendations with respect to internal accounting controls and recommending to the Board of Directors the appointment of auditors for the ensuing year. The Audit Committee had one meeting during the fiscal year ended March 31, 2000, with all members of the Committee in attendance. The Board of Directors did not have a Compensation or Nominating Committee during such year. Each member of the Board attended at least 75% of the meetings held by the Board and any committee(s) on which he or she served.

                              SHAREHOLDER PROPOSALS

      In order to be included in proxy material for the 2001 annual meeting of shareholders, shareholder proposals must be received at the offices of the Corporation by March 10, 2001.

                         ANNUAL AND SEMI-ANNUAL REPORTS

      The Corporation will furnish, without charge, a copy of its annual report (and the most recent semi-annual report succeeding the annual report, if any) for the fiscal year ended March 31, 2000 to a shareholder upon request. Any such request should be directed to the Assistant Secretary of the Corporation by writing to Carol Frye at the Corporation, Golfview Park, P. O. Box 500, Lenoir, North Carolina 28645. (A stamped, addressed postal card is enclosed for use in requesting such report.) This annual report was previously furnished to shareholders on May 30, 2000.

                                     * * * *

                                                                       EXHIBIT A

                       IBJ WHITEHALL BANK & TRUST COMPANY

                   DIRECTORS AND PRINCIPAL EXECUTIVE OFFICERS

                          Principal Executive Officers

Dennis G. Buchert, CEO
IBJ Whitehall Financial Group
1 State Street
New York, NY 10004

Keith T. Darcy, EVP
Director of Professional Services
IBJ Whitehall Financial Group
1 State Street
New York, NY 10004

Alastair G. Merrick, EVP
Chief Financial Officer & Director of Operations
IBJ Whitehall Financial Group
1 State Street
New York, NY 10004

Nicholas DeMeo, EVP
Chief Credit Officer
IBJ Whitehall Financial Group
1 State Street
New York, NY 10004

Lawrence Zilavy, EVP
President, IBJ Whitehall Corporate
   Finance Group
1 State Street
New York, NY 10004

Edward Fanning, EVP
President, IBJ Whitehall
   Business Credit Corporation
1 State Street
New York, NY 10004

Constance O'Connell, EVP
Director of Risk Management
IBJ Whitehall Financial Group
1 State Street
New York, NY 10004

Warren Olsen, EVP
President, Whitehall Asset Management
320 Park Avenue - 10th Floor
New York, NY 10004

                                    Directors

Alva O. Way
Chairman
IBJ Whitehall Bank & Trust Company
One State Street
New York, NY 10004

Donald H. McCree, Jr.
Vice Chairman
IBJ Whitehall Bank & Trust Company
One State Street
New York, NY 10004

Nobaru Nagata
Vice Chairman
IBJ Whitehall Bank & Trust Company
One State Street
New York, NY 10004

Dennis G. Buchert
President & Chief Executive Officer
IBJ Whitehall Bank & Trust Company
One State Street
New York, NY 10004

Lilyan H. Affinito
599 Lexington Avenue - Suite 2300
New York, NY 10022

Shoji Noguchi
Managing Director & General Manager
The Industrial Bank of Japan, Limited
1251 Avenue of the Americas
New York, NY 10020-1104

Edward J. Boudreau, Jr.
Managing Director
E.J. Boudreau & Associates, LLC
P. O. Box 350
Winchester, MA 01890

Richard A. Debs
Advisory Director
Morgan Stanley & Co., Incorporated
1221 Avenue of the Americas
New York, NY 10022

Vartan Gregorian
President
Carnegie Corporation of New York
437 Madison Avenue
New York, NY 10022

Allen J. Krowe
Vice Chairman of the Board (Retired)
Texaco Inc.
2000 Westchester Avenue
White Plains, NY 10650

Yasuharu Yoneda
General Manager, The Americas Division
The Industrial Bank of Japan, Limited
1251 Avenue of the Americas
New York, NY 10020-1104

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 BMC FUND, INC.

The undersigned hereby appoints Paul H. Broyhill and E. D. Beach, or either of them, as agents, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated below, all of the shares of Common Stock of BMC Fund, Inc. (the "Corporation"), held of record by the undersigned on June 21, 2000 at the annual meeting of shareholders to be held on July 29, 2000, or at any adjournment thereof.

1.    The election of 12 directors:

      FOR all nominees listed below                  WITHHOLD AUTHORITY
      (except as marked below to the contrary) |_|   to vote for all nominees
                                                     listed below   |_|

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

E. D. Beach, James T. Broyhill, Paul H. Broyhill, William E. Cooper, Lawrence Z. Crockett, Willard A. Gortner, Allene B. Heilman, Harry Heltzer, Gene A. Hoots, Michael G. Landry, L. Glenn Orr, Jr., Dolph W. von Arx.

2. To approve an amendment to the Corporation's Investment Advisory Agreement with IBJ Whitehall Bank & Trust Company to adjust the advisory fee rate.

                     APPROVE |_| DISAPPROVE |_| ABSTAIN |_|

3. To approve an amendment to the Corporation's Investment Advisory Agreement with IBJ Whitehall Bank & Trust Company to remove the limitation on the maximum amount of assets IBJ Whitehall is authorized to manage.

                     APPROVE |_| DISAPPROVE |_| ABSTAIN |_|

4. Ratify the selection of the firm of Deloitte & Touche as the Corporation's auditor for the fiscal year beginning April 1, 2000.

                     APPROVE |_| DISAPPROVE |_| ABSTAIN |_|

5. In their discretion, the proxy agents are authorized to vote upon such other business as may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND TO APPROVE PROPOSALS 2, 3 AND 4.


Dated __________________, 2000         _________________________________________
                                       Signature*


                                       _________________________________________
                                       Signature*

*Please sign exactly as the name appears hereon. When shares are held in joint accounts, each joint owner should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their titles.